UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2015

MEDBOX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Promissory Note

On June 30, 2015, Medbox, Inc. (the “Company”) consolidated several pre-existing loan obligations to affiliates of P. Vincent Mehdizadeh, one of the Company’s co-founders, into a single Promissory Note (the “Note”) in the aggregate principal amount of $628,877 (the “Principal Amount”) issued to PVM International Inc. (“PVMI”). Pursuant to the terms of the Note, Company agreed to pay PVMI $150,000 of the Principal Amount on the date of entry into the Note and an additional $50,000 per month, commencing August 15, 2015, until the balance of the Note is repaid in full. The amounts outstanding under the Note accrue interest at a rate of 0.5% per annum. The Note may be prepaid without premium or penalty at any time.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Guy Marsala Resignation; Separation Agreement

On June 30, 2015, Guy Marsala, President, Chief Executive Officer, and director of the Company since July 23, 2014, tendered his resignation as President and Chief Executive Officer of the Company and as a director on the Company’s board, effective immediately. Mr. Marsala confirmed that such resignation is not because of a disagreement with the Company on any matter relating to its operations, policies or practices.

In connection with his resignation, the Company and Mr. Marsala entered into a Separation Agreement dated June 30, 2015. Pursuant to the terms of the Separation Agreement, Mr. Marsala is entitled to receive $500,000 in severance pay, payable in equal monthly installments of $30,000, and a grant of options to purchase up to $335,275 of shares of common stock at an exercise price based on the closing price of the Company’s common stock on June 30, 2015, in lieu of any rights under his employment agreement, which was terminated. The Separation Agreement contains customary representations and covenants and provides for certain releases and indemnities by Mr. Marsala and the Company.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Separation Agreement, and is subject to and qualified in its entirety by reference to the Separation Agreement attached hereto as Exhibit 10.2 to this report.

Jeffrey Goh Appointment

Effective June 30, 2015, Jeffrey Goh, 51, who became the Company’s Chief Operating Officer on April 22, 2015, was promoted to President and interim Chief Executive Officer of the Company.

Mr. Goh previously served as a consultant to the Company and as Chief Executive Officer of Corazonas Foods, a producer of heart-healthy snack food products that help to reduce LDL cholesterol, from 2012 to 2014. Mr. Goh also previously served as Chief Executive Officer of Two Chefs on a Roll, a custom producer of savory and bakery private label food products, from 2001 to 2010. Throughout his career, Mr. Goh has focused on leading and developing businesses involved in fast-growing sectors of food, technology and international commerce.

There are no family relationships between Mr. Goh and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company announcing Mr. Goh’s promotion is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Promissory Note

10.2	Separation Agreement

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDBOX, INC.

Dated: July 7, 2015	By:	/s/ C. Douglas Mitchell
	Name:	C. Douglas Mitchell
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Promissory Note

10.2	Separation Agreement

99.1	Press Release